TERMINATION AGREEMENT

This TERMINATION AGREEMENT (this "Agreement") is entered into as of January 15, 2026 (the "Effective Date"), by and among KM QUAD, a Cayman Islands exempted company (the "Company"), Quetta Acquisition Corporation, a Delaware corporation (the "Parent"), Quad Global Inc., a Cayman Islands exempted company (the "Purchaser"), and Quad Group Inc., a Cayman Islands exempted company (the "Merger Sub"). The Company, Parent, Purchaser, and Merger Sub are referred to collectively as the "Parties."

RECITALS

WHEREAS, the Parties entered into that certain Agreement and Plan of Merger, dated as of February 14, 2025 (the "Merger Agreement");

WHEREAS, consummation of the transactions contemplated by the Merger Agreement was subject to, among other things, applicable approvals and/or filings with the China Securities Regulatory Commission ("CSRC");

WHEREAS, due to the prolonged CSRC approval process, after mutual discussion and assessment by the parties, the parties have determined not to proceed with the transactions contemplated by the Merger Agreement; and

WHEREAS, the Parties desire to terminate the Merger Agreement by mutual written agreement and to set forth their respective rights and obligations in connection therewith.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein, the Parties agree as follows:

1. Termination of Merger Agreement

Pursuant to Article XIII of the Merger Agreement and by mutual agreement of the Parties, the Merger Agreement is hereby terminated in its entirety, effective as of the Effective Date. Except as expressly provided in this Agreement, the Merger Agreement shall be null and void and of no further force or effect as of the Effective Date.

2. Termination Payment

(a) Payment Obligation. In consideration of the termination of the Merger Agreement, the Company shall pay to the Parent an aggregate amount of $170,900 (the "Termination Payment").

(b) Composition of Termination Payment. The Termination Payment consists of (i) $110,900 in reimbursement of out-of-pocket transaction expenses, including $50,000 for printer fees, $60,000 for the fairness opinion, and $900 for CUSIP fees, plus (ii) an additional $60,000 representing the January extension payment.

(c) Timing and Method. The Termination Payment shall be paid concurrently with the execution of this Agreement by wire transfer of immediately available funds to an account designated in writing by the Parent.

(d) No Setoff. The Termination Payment shall be paid without setoff, counterclaim, or deduction.

(e) The termination Payment shall constitute full and final settlement of any and all obligations relating to the Merger Agreement.

3. MUTUAL RELEASE

Effective upon receipt by the Parent of the Termination Payment, each Party, on behalf of itself and its respective affiliates, directors, officers, shareholders, employees, and representatives, hereby releases and forever discharges the other Parties and their respective affiliates from any and all claims, all notes, demands, liabilities, or causes of action, whether known or unknown, arising out of or relating to the Merger Agreement or the transactions contemplated thereby to the fullest extent permitted by applicable law, except for claims arising under this Agreement.

4. NO ADMISSION OF LIABILITY

The termination of the Merger Agreement and the execution of this Agreement shall not constitute an admission of fault or liability by any Party, all of which are expressly denied.

5. CONFIDENTIALITY; PUBLIC DISCLOSURE

Notwithstanding anything to the contrary herein, the Parent may disclose the existence and material terms of this Agreement in any SEC filing or public disclosure as required by applicable law or stock exchange rules.

6. GOVERNING LAW

This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflict of laws principles.

7. ENTIRE AGREEMENT

This Agreement constitutes the entire agreement among the Parties with respect to the subject matter hereof and supersedes all prior discussions or understandings relating thereto.

8. COUNTERPARTS; ELECTRONIC SIGNATURES

This Agreement may be executed in counterparts, including by PDF or electronic signature, each of which shall be deemed an original.

IN WITNESS WHEREOF the Parties have executed this Termination Agreement as of the Effective Date.

KM QUAD
By: ____________________________
Name:
Title:

QUETTA ACQUISITION CORPORATION
By: ____________________________
Name: Hui Chen
Title: CEO

QUAD GLOBAL INC.,
By: ____________________________
Name:
Title:

QUAD GROUP INC.
By: ____________________________
Name:
Title: